Exhibit 10.2

                              EMPLOYMENT AGREEMENT



         MEMORANDUM OF AGREEMENT made as of the 22nd day of May, 2001.

BETWEEN:

                         GREGORY F. HANSON
                         of 135 Nod Road of the Town of Ridgefield, Connecticut,

                         (hereinafter referred to as the "Executive"),

                                                        OF THE FIRST PART,

                                    - and -

                         TRIZEC HAHN CORPORATION,
                         a corporation existing under the laws
                         of the Province of Ontario,

                         (hereinafter referred to as "TrizecHahn"),

                                                        OF THE SECOND PART.

         WHEREAS the Executive has agreed to become the Chief Financial Officer of TrizecHahn effective as of June 1, 2001 on the terms and conditions set out herein;

         AND WHEREAS the Executive and TrizecHahn have agreed to enter into this Agreement in order to provide for the terns and conditions upon which the Executive shall be employed by TrizecHahn;

         NOW THEREFORE in consideration of the respective covenants hereinafter set forth, and in consideration of $1.00 paid by each party to the other and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.       Definitions

         In this Agreement:

         (a) "Agreement" means this Agreement, as amended from time to time hereafter;

         (b) "business day" means any day other than a Saturday or Sunday upon which banks are open for business in Toronto, Ontario;


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         (c) "Cause" means a determination by the Chief Executive Officer of
TrizecHahn, after permitting the Executive a reasonable opportunity to be heard, that any of the following has occurred:

              (i) wilful and continued failure by the Executive to substantially perform the Executive's duties with TrizecHahn (other than any such failure resulting from his incapacity due to physical or mental illness) after a demand for substantial performance improvement has been delivered in writing to the Executive by the Board of Directors or the Chairman or the Chief Executive Officer of TrizecHahn which specifically identifies the manner in which the Board of Directors, the Chairman or the Chief Executive Officer, as the case may be, believes that the Executive has not substantially performed his duties;

              (ii) wilful engaging by the Executive in misconduct which is materially injurious to TrizecHahn or a subsidiary, monetarily or otherwise; or

              (iii) the conviction of the Executive of a criminal offense involving dishonesty or other moral turpitude;

provided that no act, or failure to act, on the Executive's part shall be considered "wilful" unless a determination is made by the Chief Executive Officer that such act or failure to act by the Executive was in bad faith and was without reasonable belief by the Executive that such act or failure to act was in the best interests of TrizecHahn;

         (d) "Effective Date" means June 1, 2001;

         (e) "Permanent Incapacity" means permanent or total disability within the meaning of the long term disability insurance policy or policies maintained by TrizecHahn and applicable from time to time for the benefit of the Executive, which disability entitles the Executive to the maximum benefits payable under such policy or policies;

         (f) "person" includes an individual, body corporate, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative;

         (g) "Renewal Period" has the meaning ascribed thereto in Section 3 hereof; and

         (h) "Salary" has the meaning ascribed thereto in Section 5(a) hereof;

2.       Employment and Acceptance

         On and subject to the terms and conditions of this Agreement, TrizecHahn shall employ the Executive on the terms and conditions set forth herein and the Executive hereby accepts such employment.


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3.       Term of Employment

         The initial term of employment of the Executive hereunder shall be for a period of two years, commencing on the Effective Date. The Executive's employment hereunder will continue for successive one-year periods (each a "Renewal Period") unless one party gives the other notice of its decision not to continue the Executive's employment, which notice must be given at least four months prior to the expiry of the initial term of employment or the applicable Renewal Period, as the case may be. The parties agree that not later than January 31 of each year of this Agreement commencing in 2003 they will discuss the intentions of each party with respect to the renewal or non-renewal of the Executive's employment with TrizecHahn, so as to allow each party adequate time to make alternative arrangements in the event that it is apparent that such employment will not be renewed effective June 1 of such year.

4.       Responsibilities

         (a) Duties. The Executive shall serve as the Chief Financial Officer of TrizecHahn during the term of his employment hereunder, unless the Executive and TrizecHahn otherwise mutually agree. The Executive shall perform such duties and exercise such powers as may from time to time be prescribed by the Chief Executive Officer or the Board of Directors of TrizecHahn; provided that the duties and powers prescribed by the Chief Executive Officer and the Board of Directors shall be commensurate in all respects with those customarily associated with and incident to the position of Chief Financial Officer of corporations of a size comparable to that of TrizecHahn.

         (b) Reporting. The Executive shall report directly to the Chief Executive Officer of TrizecHahn.

         (c) Performance of Duties. In the performance of his duties, the Executive shall act honestly, in good faith and in the best interests of TrizecHahn and shall exercise the degree of diligence and responsibility that a person holding the position of Chief Financial Officer of TrizecHahn would reasonably be expected to exercise in comparable circumstances, subject always to the instructions, control and direction of the Chief Executive Officer and the Board of Directors of TrizecHahn. The Executive shall devote the whole of his time, attention and ability during business hours to serving TrizecHahn, at such TrizecHahn office location as may be appropriate, on an exclusive and full-time basis, except during holidays, in case of illness or accident, or as may be otherwise approved from time to time by the Chief Executive Officer of TrizecHahn. The Executive shall be bound by and shall faithfully observe and abide by all of the rules, regulations and corporate policies of TrizecHahn from time to time in force which are brought to the attention of the Executive or of which he should reasonably be aware.

         (d) Office Location. The Executive shall be provided with an office in the executive offices of TrizecHahn in New York City.

5.       Compensation

         (a) Salary. TrizecHahn shall pay the Executive a salary (the "Salary") of U.S.$500,000 per year from June 1, 2001 to May 31, 2002 and U.S.$550,000 per year from June

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1, 2002 to May 31, 2003, payable in U.S. dollars not less frequently than monthly in accordance with the usual practices of TrizecHahn less such deductions as are required to be withheld by applicable law and regulation. The Executive's Salary for any Renewal Period shall be the Salary in effect immediately prior to the commencement of the Renewal Period unless otherwise mutually agreed by the Executive and the Board of Directors or a committee of the Board of Directors of TrizecHahn.

         (b) Bonuses. The Executive shall be paid a bonus by TrizecHahn in such amount as shall be determined by the Board of Directors or by a committee of the Board of Directors of TrizecHahn in accordance with the policies and procedures established by the Board of Directors or such committee from time to time, in order to award the Executive for his performance and the performance of TrizecHahn during the applicable period. The bonus payable to the Executive shall be so determined in respect of the seven-month period ending on December 31, 2001 and following that in respect of the twelve-month period(s) ending on December 31 of each applicable year, provided that in the event one party gives notice to the other party that the Executive's employment will not be continued beyond May 31, 2003 or the conclusion of the applicable Renewal Period, as the case may be, in accordance with Section 3, the Executive shall receive a bonus in respect of the five-month period ending on May 31 in the final year of the Executive's employment. The bonus payable to the Executive during the Executive's employment hereunder will be a minimum of 50% and a maximum of 100% of his Salary during the applicable period, with a target of 70% of his Salary during the applicable period. After the Effective Date, and from time to time thereafter, tile Executive and TrizecHahn will mutually agree to performance targets against which the performance of the Executive will be assessed in order to determine his bonus for the applicable periods.

         (c) Signing Bonus. The Executive will receive a signing bonus of U.S.$250,000 upon the execution of this Agreement.

         (d) Tax Protection. The provisions of this Section 5(d) are intended to compensate the Executive for the any tax detriment actually incurred by the Executive solely as a result of all or a portion of his Salary and bonus from TrizecHahn being subject to Canadian income or employment taxes. If the Executive pays any significant amount of Canadian income or employment taxes on the Salary or bonus received by him from TrizecHahn for a calendar year, TrizecHahn will make a tax equalization payment to the Executive sufficient to permit the Executive to retain a net after-tax amount equal to the difference between the total income and employment taxes paid to taxing authorities in the United States and Canada on such Salary and bonus over the hypothetical income tax that would have been payable on such Salary and bonus if such Salary and bonus had been subject only to United States federal, state and local income and employment taxes. The equalization payment for a calendar year shall be payable within ninety days following the later of (i) the filing of all United States and Canadian tax returns for the calendar year by the Executive and (ii) the receipt by TrizecHahn of sufficient written documentation from the Executive to calculate the payment. The tax equalization payment for each year will be calculated reasonably and in good faith by an independent accounting firm selected by TrizecHahn (which may be TrizecHahn's regular accounting firm) and, absent manifest error, the determination of such accounting firm (including, without limitation, with respect to the application of foreign tax credits and the allocation of deductions) shall be binding on the parties hereto. The accounting firm shall calculate the "gross up" portion of the tax

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equalization payment on the assumption that such payment is subject only to
United States federal, state and local income and employment taxes. TrizecHahn shall have the right to replace the provisions of this section with an alternative arrangement that is intended to provide the Executive with a substantially equivalent benefit.

6.       Stock Options

         In order to induce the Executive to accept employment with TrizecHahn on the basis contemplated herein, on May 11, 2001 the Compensation Committee of the Board of Directors granted the Executive non-assignable options under the stock option plan of TrizecHahn to purchase 600,000 subordinate voting shares. Of such options, the strike price of options to purchase one tranche of 200;000 subordinate voting shares will be Cdn$25.46 and these options will be exercisable on or after June 1, 2002; the strike price of options to purchase another tranche of 200,000 subordinate voting shares will be Cdn$26.96 and these options will be exercisable on or after June 1, 2003; and the strike price of options to purchase the third tranche of 200,000 subordinate voting shares will be Cdn$28.46 and these options will be exercisable on or after June 1, 2004. All of such options shall expire seven years from the date on which they were granted to the Executive provided, however, that in the event the Executive's employment hereunder is terminated, the right of the Executive to thereafter exercise such stock options shall be as set forth in Section 10(h) below. Except as otherwise provided herein, all other terms and conditions of such stock options shall be as set forth in the stock option plan of TrizecHahn presently in effect. The Executive acknowledges having received a copy of such stock option plan.

7.       Expenses

         (a) If the Executive is required to relocate his place of residence in connection with a relocation of his employment from TrizecHahn's New York City executive offices, TrizecHahn shall pay to the Executive such amount as may be required to ensure that the amount received by the Executive, net of any income tax payable or deduction required to be withheld by or under applicable law and regulation, is equal to the reasonable relocation expenses incurred by the Executive in connection with such relocation, which expenses shall be supported by such documentation as TrizecHahn may require. TrizecHahn may require the Executive to provide evidence of the payment of any such income tax on the amount paid to the Executive under this Section 7(a).

         (b) Subject to such policies as may from time to time be established by the Board of Directors or a committee of the Board of Directors of TrizecHahn from time to time, TrizecHahn shall pay or reimburse the Executive for all reasonable authorized travel and other out-of-pocket expenses actually incurred by the Executive in the performance of the Executive's duties under this Agreement upon presentation of such expense statements or vouchers or such other supporting information as TrizecHahn may require.

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8.       Benefits

         (a) The Executive will be entitled to fully participate in the benefit plans generally available to the senior officers of TrizecHahn from time to time on the same terns as are generally applicable to such senior officers from time to time.

         (b) TrizecHahn will provide a car for the use of the Executive during the term of his employment, which car will be comparable to the Mercedes E320 the Executive currently drives.

9.       Vacation

         The Executive will be entitled to four weeks of paid vacation per twelve-month period. A portion of any such vacation that is not used by the Executive in a particular twelve-month period may be carried forward into future periods subject to and in accordance with TrizecHahn's unused vacation policy in effect from time to time.

10.      Termination of Employment

         The following terns and provisions shall apply to the termination of the Executive's employment hereunder:

         (a) Termination For Cause. TrizecHahn may terminate the Executive's employment at any time for Cause without payment of any compensation of any nature or land including, without limitation, by way of anticipated earnings, damages or payment in lieu of notice. Notwithstanding the foregoing, in the event that any portion of the Executive's Salary has been earned but not paid or any expenses referred to in Section 7 have been incurred by the Executive but not reimbursed, in each case to the date of termination of his employment, such amounts shall be paid to the Executive within 15 business days following such date of termination.

         (b) Death. If the Executive's employment is terminated by reason of the Executive's death, the Executive's estate will be entitled to receive and TrizecHahn shall pay or cause to be paid to them or it, as the case may be, the amounts specified in the benefit and insurance plans of TrizecHahn as being payable on the death of the Executive, such sums to be paid in accordance with the provisions of those plans as then in effect. In the event that any portion of the Executive's Salary has been earned but not paid or any expenses referred to in Section 7 have been incurred by the Executive but not reimbursed, in each case to the date of death, such amounts shall be paid to the Executive's estate within 15 business days thereafter. In addition, the minimum bonus calculated in accordance with Section 5(b) in respect of the period, if any, in respect of which the Executive was not paid a bonus ending on the date of death shall be paid to the Executive's estate within 15 business days after the date of death.

         (c) Permanent Incapacity. In the event of the Permanent Incapacity of the Executive, his employment may thereupon be terminated by TrizecHahn and, in such event, TrizecHahn shall pay or cause to be paid to the Executive the amounts specified in the benefit and insurance plans of TrizecHahn as being payable in the event of the permanent incapacity or

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disability of the Executive, such sums to be paid in accordance with the provisions of those plans as then in effect. In addition, in the event that any portion of the Executive's Salary has been earned but not paid or any expenses referred to in Section 7 have been incurred by the Executive but not reimbursed, in each case to the date of termination of his employment, such amounts shall be paid to the Executive within 15 business days following such date of termination.

         (d) Termination by Executive. The Executive may terminate his employment with TrizecHahn upon giving one month's written notice, or such shorter period of notice as TrizecHahn may accept. In the event that any portion of the Executive's Salary has been earned but not paid or any expenses referred to in Section 7 have been incurred by the Executive but not reimbursed, in each case to the date of termination of his employment, such amounts shall be paid to the Executive within 15 business days following such date of termination.

         (e) Other Termination Events. As indicated in Section 3 above, unless one party gives the other party notice of its decision not to continue the Executive's employment beyond the initial term or the applicable Renewal Period, as the case may be, the Executive's employment hereunder will not continue beyond the end of the initial term or applicable Renewal Period, as the case may be. TrizecHahn also may terminate the Executive's employment at any time for any reason other than as contemplated above in this Section 10 by providing written notice to the Executive to that effect, in which event the termination shall take effect as at such time when such notice is received by the Executive; for greater certainty, this shall include any termination by way of constructive dismissal.

         (f) Compensation Payable if Employment Not Continued. In the event either party provides notice in accordance with Section 3 that the Executive's employment with TrizecHahn will not continue beyond the end of the initial two year term hereunder or the applicable Renewal Period, as the case may be, TrizecHahn shall pay to the Executive by lump sum payment within 15 business days following the Executive's termination of employment the following amounts:

              (i) if not theretofore paid, the Executive's Salary to and including the date of termination, the bonus payable to the Executive in respect of the five-month period ending on May 31 in the year of termination and any expenses referred to in Section 7 that have been incurred by the Executive but not been reimbursed; and

              (ii) an amount equal to the aggregate of (x) twelve months Salary using the Salary in effect at the time of termination, (y) twelve-fifths (12/5) the bonus paid to the Executive in respect of the five-month period ending on May 31 in the year of termination, and (z) an amount equal to the present cash value to the Executive determined on an annual basis of all benefits provided to the Executive immediately prior to the termination of his employment, as determined in good faith by the Board of Directors or a committee of the Board of Directors of TrizecHahn.

         (g) Compensation Payable if Employment Otherwise Terminated. In the event that the Executive's employment is terminated by TrizecHahn as contemplated in the last sentence of Section 10(e) above or is terminated by the Executive following a Change in Control

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of TrizecHahn as contemplated in Schedule A hereto, TrizecHahn shall pay to the
Executive by lump sum payment within 15 business days thereafter the following amounts:

              (i) if not theretofore paid, the Executive's Salary to and including the date of termination together with any expenses referred to in
    Section 7 that have been incurred by the Executive but not reimbursed;

              (ii) if the Executive's employment is terminated as contemplated in this Section 10(g) on or prior to May 31, 2002, an amount equal to the aggregate of (x) the Salary that would have been paid to the Executive had he continued to be employed to May 31, 2003, using the Salary in effect at the time of termination of employment, (y) seventeen-sevenths (17/7) the bonus paid to the Executive in respect of the seven-month period ended December 31, 2001 or, if the termination of the Executive's employment occurs before that bonus has been determined by the Board of Directors or a committee of the Board of Directors and paid to the Executive, twenty-four-sevenths (24/7) the minimum bonus payable to the Executive in respect of the seven-month period ended December 31, 2001 as contemplated in
    Section 5(b) above, and (z) an amount equal to the present cash value to the Executive determined over the period between the date of termination of his employment and May 31, 2003 of all benefits provided to the Executive immediately prior to the termination of his employment, as determined in good faith by the Board of Directors or a committee of the Board of Directors of TrizecHahn; and

              (iii) if the Executive's employment is terminated as contemplated in this Section 10(g) at any tare on or after June 1, 2002, an amount equal to the aggregate of (x) twelve-months Salary using the Salary in effect at the time of termination of his employment, (y) the most recent bonus paid to the Executive, pro rated to a twelve-month period to the extent the bonus was paid respect of a period of less than twelve months, and (z) an amount equal to the present cash value to the Executive determined on an annual basis of all benefits provided to the Executive immediately prior to the termination of his employment, as determined in good faith by the Board of Directors or a committee of the Board of Directors of TrizecHahn.

         (h)   Stock Options.

              (i) In the event that the Executive's employment with TrizecHahn is terminated as contemplated in Section 10(a) above, all options shall terminate and be of no further force or effect effective on the date of such termination.

              (ii) In the event that the Executive's employment with TrizecHahn is terminated as contemplated in Sections 10(b) or (c) above, the Executive or his legal personal representatives, as the case may be, shall have the right to exercise all of the Executive's options, whether or not vested at the date of death or date of termination, as applicable, for a period of one year following the date on which the Executive ceases to be an employee of TrizecHahn.


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              (iii) In the event that the Executive's employment with TrizecHahn is terminated as contemplated in Section 10(d) above, the Executive shall have period of 30 days following the date on which the Executive's employment terminates to exercise any options that were exercisable prior to such termination and all other options shall terminate and be of no further force or effect effective on the date of such termination.

              (iv) In the event that the Executive's employment with TrizecHahn is terminated as contemplated in Sections 10(f) above, the Executive shall be entitled to exercise all of the Executive's options, whether or not vested, for a period of one year following the date of termination.

              (v) In the event that the Executive's employment with TrizecHahn is terminated as contemplated in Section 10(g) above, the Executive shall be entitled to exercise all of the Executive's options, whether or not vested at the date of termination, for a period of one year following the date of termination.

              (vi) Any stock options that are not exercised for any reason whatsoever on or prior to the date on which the Executive is thereafter precluded from exercising same as provided above shall thereupon be terminated without any further act required by either TrizecHahn or the Executive and the Executive shall not be entitled to any compensation of any nature or kind in respect thereof.

         (i) Statutory Deductions. All payments required to be made to the Executive or his estate under this Section 10 shall be made net of all deductions required to be withheld by applicable law and regulation.

         (j) Fair and Reasonable, etc. The parties acknowledge and agree that the payments contained in this Section are fair and reasonable and the Executive acknowledges and agrees that such payments are inclusive of any notice or pay in lieu of notice, severance pay or damages to which he would otherwise be entitled to under statute, pursuant to common law or otherwise in the event that his employment is terminated pursuant to or as contemplated in such Section. The parties further agree that upon any termination of the employment of the Executive and the payment to the Executive or his estate, as the case may be, of the amounts contemplated above in this Section, as well as any expenses which the Executive is entitled to have reimbursed as contemplated in Section 7 above, the Executive shall have no action, cause of action, claim or demand of any nature or kind whatsoever against TrizecHahn or against any other person as a consequence of, in respect of or in connection with this Agreement or such termination of the Executive's employment.

         (k) Return of Property. Upon any termination of the employment of the Executive by the Executive or by TrizecHahn as contemplated herein, the Executive or the Executive's estate shall at once deliver or cause to be delivered to TrizecHahn all books, documents, effects, money, securities, credit cards or other property belonging to TrizecHahn or for which TrizecHahn is liable to others, which are in the possession, charge, control or custody of the Executive.


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11.      Confidentiality

         The Executive shall not (either during the term of his employment by TrizecHahn or at any time thereafter) disclose any information relating to the private or confidential affairs of TrizecHahn or relating to any secrets of TrizecHahn to any person other than for the purposes of TrizecHahn or use any such information for any purpose whatsoever other than for the purposes of TrizecHahn; provided, however, that the Executive may disclose such information to his personal lawyers, accountants and other professional advisors where it is necessary to do so in order to obtain their professional advice and assistance from time to time and further provided that the Executive may make any disclosures required under applicable laws.

12.      Arbitration

         (a) In the event of any dispute arising out of or relating to the rights and obligations of the parties under this Agreement, the parties shall use their respective best efforts to settle such dispute. To this effect, they shall consult and negotiate with each other in good faith to reach a just and equitable solution satisfactory to both parties or, at the request of either party, the dispute shall be referred to non-binding mediation by a mediator mutually agreed by the parties. If the parties do not reach a solution or agree to the solution resulting from the non-binding mediation within 30 days of the commencement of consultation, negotiation or non-binding mediation, whichever is earlier, then upon notice by one party to the other, the dispute shall be finally settled by arbitration pursuant to the provisions of the American Arbitration Association, as the same may be amended, supplemented or replaced from time to time before or after the date of this Agreement. For greater certainty, National Rules for the resolution of Employment Disputes of the American Arbitration Association shall be used in any such arbitration.

         (b) The arbitration tribunal shall consist of one arbitrator appointed by the mutual agreement of the parties or, in the event of failure to so agree within 30 days of notice by either party pursuant to Section 12(a), the arbitrator will be appointed in accordance with, and shall meet the qualifications under, the National Rules for the resolution of Employment Disputes of the American Arbitration Association.

         (c) The arbitrator shall be instructed that time is of the essence in proceeding with his determination of any dispute.

         (d) The arbitration shall be conducted in New York City, New York, on such procedural basis as the arbitrator may determine.

         (e) The arbitration award shall be given in writing, shall be final and binding on the parties and not subject to review or appeal for any reason whatsoever and shall deal with the question of costs of the arbitration and all matters relating thereto.

13.      Miscellaneous

         (a) Notices. Any notice required or permitted to be given hereunder shall be sufficiently given if delivered personally or mailed by pre-paid registered mail addressed to

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TrizecHahn at BCE Place, 181 Bay Street, Suite 3900, Toronto, Ontario M5J 2T3,
Attention: General Counsel, or to the Executive at the executive offices of TrizecHahn in the New York City or at his last place of residence contained in the records of TrizecHahn. Any such notice, if delivered, shall be deemed to have been given upon its delivery and if mailed as aforesaid, shall be deemed to have been given on the fourth business day following the date of mailing. Any party hereto may change its address for notice by notice given to each party hereto in accordance with the foregoing.

         (b) Time of Essence. Time shall be of the essence of this Agreement and of every provision hereof.

         (c) Divisions and Headings. The division of this Agreement into Articles, Sections and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

         (d) Gender and Number. In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

         (e) Severability. The invalidity or unenforceability of any provision or part of any provision of this Agreement shall not affect the validity or enforceability of any other provision or part thereof and any such invalid or unenforceable provision or part thereof shall be deemed to be severable, and no provision or part thereof shall be deemed dependent upon any other provision or part thereof unless expressly provided for herein.

         (f) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior discussions, understandings and arrangements between the parties in respect thereof. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by each party to be bound thereby. No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision and no such waiver shall constitute a continuing waiver unless otherwise expressly provided.

         (g) Successors and Assigns. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of each other party, but subject thereto shall enure to the benefit of and be binding upon the parties hereto and their respective legal personal representatives, successors and assigns.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.


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         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SIGNED, SEALED AND DELIVERED        )
         in the presence of         )
                                    )
/s/ Tricia Neylan                   )          /s/ Gregory F. Hanson
---------------------------------              ---------------------------------
                                    )          GREGORY F. HANSON

                                               TRIZECHAHN CORPORATION



                                               by /s/ Christopher Mackenzie
                                                  -------------------------
                                                  Christopher Mackenzie
                                                  Chief Executive Officer

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                                   SCHEDULE A

             Termination Following Change in Control of TrizecHahn

1.   As used in this Schedule, the following terms have the following meanings:

     (a)  "Board" means the board of directors of TrizecHahn;

     (b)  "Change in Control" means:

          (i) the date upon which the following three conditions shall have been satisfied:

              (A) the MVS shall have been converted into SVS in accordance with their terms (the "Conversion");

              (B) a person or group (other than Mr. Peter Munk) holds shares and/or other securities which, directly or after conversion, exercise or exchange thereof, would entitle the holders thereof to cast 20% or more of the votes attached to the outstanding Voting Shares; and

              (C) a change in the composition of the Board within two years after the date of Conversion such that the directors of TrizecHahn in office immediately before the date of Conversion cease to constitute a majority of the Board; or

          (ii) the date upon which the following two conditions shall have been satisfied:

              (A)  the Conversion shall have occurred, and

              (B) a person or group (other than Mr. Peter Munk) holds shares and/or other securities which, directly or after conversion, exercise or exchange thereof, would entitle the holders thereof to cast 35% or more of the votes attached to the outstanding Voting Shares; or

          (iii) the date upon which the following two conditions shall have been satisfied:

              (A) a majority of the MVS are beneficially owned, or control or direction is exercised over a majority of the MVS, by any person or group, other than Mr. Peter Munk or a member of his immediate family ("Change in Ownership"); and

              (B) there is a change in the composition of the Board within two years after the date of the Change in Ownership such that the directors of TrizecHahn in office immediately before the date of the Change in Ownership cease to constitute a majority of the Board; or

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

          (iv) the date upon which the following two conditions shall have been satisfied:

              (A) the shareholders of TrizecHahn shall have approved (1) an amalgamation or merger of TrizecHahn with any other corporation (other than a direct or indirect subsidiary), (2) any other business combination or consolidation; (3) a plan for the liquidation of TrizecHahn, or (4) an agreement for the sale or disposition of all or substantially all of the assets of TrizecHahn (any one of which is hereinafter referred to as a "Corporate Reorganization"); and

              (B) within two years following a Corporate Reorganization, a majority of the Board of the amalgamated or merged entity or successor entity into which TrizecHahn was liquidated or which acquired substantially all of the assets of TrizecHahn is not comprised of individuals who were directors of TrizecHahn immediately before the Corporate Reorganization; or

          (v) the date upon which the following two conditions shall have been satisfied:

              (A) either of the Conversion, a Change in Ownership or a Corporate Reorganization shall have occurred; and

              (B) a person other than Christopher Mackenzie is appointed as Chief Executive Officer of the amalgamated or merged entity or successor entity into which TrizecHahn was liquidated or which acquired substantially all of its assets (provided, however, that if Christopher Mackenzie is offered such appointment but declines to accept it, it is acknowledged and agreed that no Change in Control shall have occurred); or

          (vi) the date upon which Mr. Christopher Mackenzie ceases to be the Chief Executive Officer of TrizecHahn for any reason other than the voluntary termination of such employment by Mr. Mackenzie;

     (c) "ZVIVS" means the outstanding Multiple Voting Shares in the capital of TrizecHahn at any time;

     (d) "person" includes, without limitation, an individual, corporation, partnership, joint venture, association, trust, firm, unincorporated organization or other legal or business entity;

     (e) "SVS" means the outstanding Subordinate Voting Shares in the capital of TrizecHahn at any time; and

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

     (f) "Voting Shares" means any security of TrizecHahn carrying a right to vote for the election of directors of TrizecHahn under all circumstances or under circumstances that have occurred and are continuing.

2. At any time during the period commencing on the date that is three months following a Change in Control and ending on the date that is nine months following a Change in Control, the Executive shall have the right to terminate his employment with TrizecHahn at his sole discretion by providing notice in writing to that effect to TrizecHahn. In that event, the Executive shall be entitled to receive the payments, benefits and other rights outlined in Sections 10(g) and 10(h) of the annexed Agreement.

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